EXHIBIT 7




                                CSW CREDIT, INC.
                              AFFILIATED COMPANIES
                            FACTORING EXPENSE SAVINGS
                      THREE MONTHS ENDED SEPTEMBER 30, 1997
                                   (thousands)


                                       20%             5%
                                     EQUITY          EQUITY         SAVINGS
                                  ------------     -----------    -----------

CPL                                     $2,597          $1,971           $626
PSO                                      2,039           1,577            462
SWEPCO                                   3,048           2,152            896
WTU                                        868             662            206
                                  ------------     -----------    -----------

TOTAL                                   $8,552          $6,362         $2,190
                                  ============     ===========    ===========